Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2005 (All $ amounts in millions)

	Q4 FY04	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05

REVENUE:	$749	$824	$955	$920	$940

REVENUE BY CHANNEL:
OEM	53%	59%	58%	56%	57%
DISTRIBUTORS	41%	35%	35%	37%	38%
RETAIL	6%	6%	7%	7%	5%

REVENUE BY GEOGRAPHY:
AMERICAS	44%	40%	38%	36%	38%
EUROPE	27%	30%	32%	30%	25%
ASIA	29%	30%	30%	34%	37%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	54%	52%	49%	45%	48%

HARD DRIVE UNITS (in millions):	12.5	14.2	16.2	15.3	15.8

WORLDWIDE HEADCOUNT:	17,328	20,760	21,565	22,426	23,161

ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	38	44	37	39	39

INVENTORY DETAIL:
RAW MATERIALS	$26	$11	$12	$15	$14
WORK IN PROCESS	52	45	50	53	60
FINISHED GOODS	71	88	56	68	79

TOTAL INVENTORY, NET	$149	$144	$118	$136	$153

INVENTORY TURNS	17	20	27	22	20